UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2012

FASTFUNDS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA           000-33053           87-0425514

(State or Other Jurisdiction of Incorporation)      (File Number )      (Identification Number)

319 Clematis Street, Suite 400

West Palm Beach, FL. 33401

(Address of principal executive offices)

Telephone: 561-514-9042

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 25, 2012, an Agreement Concerning the Exchange of Securities (the “Agreement”) by and among FastFunds Financial Corporation, (the “Company”) a Nevada corporation, Advanced Technology Development, Inc., a Colorado corporation ("ATD"), and Carbon Capture USA, Inc., a Colorado corporation ("Carbon") and Carbon Capture Corporation, a Colorado corporation ("CCC") was executed. ATD is a 100% wholly owned subsidiary of the Company. Carbon is a 100% wholly owned subsidiary of CCC, which is privately held. Pursuant to the Agreement, ATD acquired from CCC all of the issued and outstanding common stock of Carbon in exchange for thirty million (30,000,000) newly issued unregistered shares of common stock. ATD has also assumed the unpaid license fee of $250,000 due from Carbon to CCC.

Carbon has an exclusive US license related to provisional patent Serial number 61/077,376 and a US Patent to be issued. The patent titled, “METHOD OF SEPARATING CARBON DIOXIDE”, related to methods of decomposing a gaseous medium, more specifically, relating to methods of utilizing radio frequency energy to separate the elemental components of gases such as carbon dioxide. ATD will commence research and development with a goal of potential commercialization; subject to financing.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 25, 2012, the Company entered into various agreements with certain of its non-affiliated creditors to convert various outstanding loans into restricted shares of the Company. The total amount converted was $84,700 and the Company issued 7,217,094 shares of common stock, at an average price of approximately $0.012 per share.

On May 25, 2012 the Company issued 5,000,000 shares of restricted common stock in satisfaction of $367,500 of accrued and unpaid fees to Barry Hollander, the Company’s Acting President. The shares were issued at $0.06 per share. Mr. Hollander agreed to forgive the remaining $67,500.

On May 25, 2012, the Company issued 5,000,000 shares of restricted common stock in satisfaction of $308,549, comprised of accrued and unpaid fees owed to Mr. Henry Fong, the sole Director of the Company, legal fee reimbursement and accrued and unpaid interest on loans from Mr. Fong. The shares were issued at $0.06 per share. Mr. Fong agreed to forgive the remaining $8,549.

On May 25, 2012, pursuant to the Agreement in Item 1.01 above, the Company issued 30,000,000 shares of restricted common stock to Carbon Capture Corporation in exchange for 100% of the common stock of their wholly owned subsidiary, Advanced Technology Development, Inc.

The issuance of the Shares was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

APPOINTMENT OF BARRY HOLLANDER

On May 25, 2012, the Company appointed Barry Hollander to become a member of the Board of Directors of the Company. Mr. Hollander currently is the Acting President and Chief Executive Officer of the Company.

Item 9.0

Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. NONE

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTFUNDS FINANCIAL CORPORATION

Date: May 31, 2012	By: /s/ Barry S. Hollander
Barry S. Hollander, Acting President